                                                                    Exhibit 99.1

[QLT INC. LOGO]  887 Great Northern Way         t 604.707.7000
                 Vancouver, BC Canada V5T 4TS   f 604.707.7001
                                                www.qltinc.com

news release

                 QLT ANNOUNCES 2004 RESULTS AND OUTLOOK FOR 2005

           2004 Pro Forma (Non-GAAP) EPS for QLT stand-alone of $0.95

  GAAP Full Year 2004 Loss Per Share of $2.26 Due to Merger-Related Accounting

    Full Year 2004 Adjusted Pro Forma (Non-GAAP) Earnings Per Share of $0.54

         Adjusted Pro Forma (Non-GAAP) EPS in 2005 Expected to Increase
                              17% to 43% Over 2004

FOR IMMEDIATE RELEASE                                          FEBRUARY 23, 2005
VANCOUVER, CANADA -- QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported its financial results for the fourth quarter ended December 31, 2004 and full year 2004 and issued its guidance for 2005, reflecting the merger of QLT Inc. and Atrix Laboratories, Inc., which closed November 19, 2004. Unless specified otherwise, all amounts are in U.S. DOLLARS AND IN ACCORDANCE WITH U.S. GAAP.

In order to provide a complete analysis of the merger's impact on QLT's performance for the fourth quarter ended December 31, 2004 and full year 2004, the Company reported results in three formats: results as if the transaction had not occurred ("Pro Forma (non-GAAP) QLT stand-alone"), GAAP results including the transaction, and adjusted pro forma (non-GAAP) results as if the two companies had been consolidated for the full year.

All earnings per share calculations, GAAP and non-GAAP, are computed treating QLT's outstanding convertible notes on an 'if converted' basis.

Adjusted pro forma (non-GAAP) earnings per share for the fourth quarter and full year 2004 reflect results as if the merger occurred prior to January 1, 2004. Beginning with reported GAAP results, we add in former Atrix results prior to the merger, but exclude (i) certain merger-related accounting impacts such as acquired in-process research and development and amortization of acquired intangibles (ii) certain merger-related charges such as stock compensation expense resulting from accelerated vesting of stock options, and (iii) the extraordinary gain related to the Kinetek acquisition and milestone revenue related to a former business. All adjustments are itemized and reconciled to GAAP results in the attached exhibits.

2004 EARNINGS PER SHARE (EPS)
Full year pro forma (non-GAAP) EPS for QLT stand-alone was $0.95 compared to $0.59 ended December 31, 2003, an increase of 62% and three cents above the Company's 2004 EPS guidance range of $0.87 to $0.92. Excluding the extraordinary gain related to the acquisition of Kinetek and excluding the other gain related to a milestone from a former business, pro forma (non-GAAP) EPS for QLT stand-alone would have been $0.78 for 2004. Fourth quarter pro forma (non-GAAP) EPS for QLT stand-alone was $0.21, up 58% from $0.13 in the fourth quarter of 2003.

On a GAAP basis, calculated in accordance with U.S. generally accepted accounting principles, QLT reported a loss of $2.62 in the fourth quarter and a loss of $2.26 for the full year 2004. The fourth quarter and full year losses were primarily due to a $236 million charge for purchased in-process research and development resulting from the merger with Atrix Laboratories, Inc. Exhibits 1 and 2, attached, show the components of GAAP EPS.

Adjusted pro forma (non-GAAP) EPS for the fourth quarter was $0.13 and full year was $0.54, reflecting the post transaction fully diluted 105.2 million outstanding shares. Exhibits 3 and 4, attached, reconcile from GAAP EPS to adjusted pro forma (non-GAAP) EPS.

2004 ANNUAL SALES
As previously announced, Visudyne(R) sales for the fourth quarter were $124 million, an increase of 29% over sales in the fourth quarter of 2003. Worldwide Visudyne sales were $448 million for the full year 2004, 26% higher than for 2003. Foreign exchange effects accounted for six percentage points of the full year gain.

For the full year 2004, Eligard(R) sales were $84 million worldwide, an increase of 100% over nine months of sales in 2003. This figure represents sales through our marketing partners.

2005 ANNUAL GUIDANCE
Based on recent events and current trends in Visudyne sales, QLT is projecting that Visudyne sales will range from $500 million to $530 million in 2005. The Company is projecting Eligard sales will range from $140 million to $160 million in 2005. Total 2005 sales from all QLT products, including dermatology, are forecasted to be between $650 and $700 million, assuming exchange rates remain approximately the same.

The Company projects its 2005 adjusted pro forma (non-GAAP) EPS (excluding amortization of acquired intangible assets and restructuring charges) will be $0.63-$0.77 or 17-43% growth over the adjusted pro forma (non-GAAP) combined company full year EPS of $0.54.

"The key achievement of the year has been the successful integration of our merger, transforming QLT into a stronger more diversified company," said Paul Hastings, President and Chief Executive Officer. "We now have a broader marketed products portfolio with stronger growth prospects, a full pipeline of products and three drug delivery platforms from which high value therapeutics can be developed with both strategic alliances and by QLT alone. Investing in our future by increasing our focus on advancing promising products through our pipeline ensures continued growth that will benefit shareholders as well as physicians and their patients."

2004 RESULTS

REVENUES
Revenues reached $186 million in 2004, growing by 27% from the prior year. The profit share of the Company's Visudyne Alliance with Novartis increased to 31.1% from 30.2% in 2003, driven largely by the top-line Visudyne growth.

RESEARCH AND DEVELOPMENT (R&D) EXPENSES
Expenditures for R&D in 2004 were $50 million compared to $45 million for the same period in 2003. Company's R&D spending in 2004 was focused on its Phase III clinical trial evaluating Visudyne as a treatment for the occult form of wet age-related macular degeneration (AMD), on research in integrin linked kinase
(ILK) early-stage targets, and on product candidate Lemuteporfin. Also, there were $2 million of expenditures to include Atrix's R&D spend from November 19th through December 31st.

For the fourth quarter of 2004, expenditures for R&D of $17 million compared to $12 million in the same period of 2003. The increase in spending for the fourth quarter of 2004 was primarily attributable to R&D related to former Atrix and ILK research.

SELLING, GENERAL & ADMINISTRATIVE (SG&A) EXPENSES
For 2004, selling, general and administrative (SG&A) expenditures were $17 million, an increase of 4% from 2003 due to the inclusion of Atrix's SG&A from November 19th through December 31st. For the fourth quarter of 2004, SG&A expenditures were $6 million, down $0.6 million from the fourth quarter of 2003.

CASH AND SHORT-TERM INVESTMENTS
The Company's cash and short-term investments at December 31, 2004 were $380 million, compared with $495 million at December 31, 2003 and $561 million at September 30, 2004.

2005 OUTLOOK

REVENUES
Total revenues for the Company are expected to range from $255 million to $280 million in 2005 compared to adjusted pro forma (non-GAAP) results of $236 million in 2004.

RESEARCH AND DEVELOPMENT EXPENSES
The Company expects research and development spending in the range of $75 million to $85 million.

SELLING, GENERAL &ADMINISTRATIVE (SG&A) EXPENSES
The Company expects SG&A expenses in 2005 to be in the range of $20 million to $23 million.

CASH AND SHORT-TERM INVESTMENTS
The Company expects to continue to add to its cash throughout 2005, bringing the cash balance to $425 million to $450 million by the end of the year.

MEEI LITIGATION UPDATE
QLT also reported today that the United States Courts of Appeals has issued a ruling that affirms judgment in favor of QLT on 5 of 8 claims brought by Massachusetts Eye and Ear Infirmary ("MEEI") in the lawsuit commenced by MEEI against QLT in 2000. The remaining three claims were remanded to the trial court for further proceedings. No trial in the matter has been scheduled. This lawsuit is one of two filed by MEEI against QLT. In January of this year QLT announced a favorable ruling in the second suit, in which the court ordered that the patent at issue there be corrected to name a QLT scientist as a joint inventor, making QLT a co-owner of the patent.

QLT INC.--FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In accordance with United States generally accepted accounting principles)


                                                                THREE MONTHS ENDED                     YEAR ENDED
                                                                    DECEMBER 31,                       DECEMBER 31,
                                                             -------------------------          ------------------------
(In thousands of United States dollars, except per
share information)                                                  2004          2003                2004          2003
                                                             -----------      --------          ----------     ---------
(Unaudited)
REVENUES

  Revenue from Visudyne(R)                                   $    48,098      $ 38,358          $  177,457     $ 142,125
  Revenue from Atrix                                               4,179             -               4,179             -
  Contract research and development                                1,532         1,130               4,436         4,625
                                                             -----------      --------          ----------     ---------
                                                                  53,809        39,488             186,072       146,750
                                                             -----------      --------          ----------     ---------
COSTS AND EXPENSES

  Cost of sales                                                   11,059         6,647              33,377        24,328
  Research and development                                        17,192        12,259              50,059        44,905
  Selling, general and administrative                              6,110         6,702              17,464        16,820
  Depreciation                                                     1,188           875               3,715         3,141
  Amortization of intangibles                                        852             -                 852             -
  Purchased in-process research and development                  236,000             -             236,000             -
  Restructuring (recovery)                                             -             -                   -          (394)
                                                             -----------      --------          ----------     ---------
                                                                 272,401        26,483             341,467        88,800
                                                             -----------      --------          ----------     ---------

OPERATING (LOSS) INCOME                                         (218,592)       13,005            (155,395)       57,950


INVESTMENT AND OTHER INCOME (LOSS)

  Net foreign exchange gains                                         540            25                 837         3,345
  Interest income                                                  2,766         2,494              10,136         8,581
  Interest expense                                                (1,602)       (1,586)             (6,261)       (2,359)
  Write-down of investment                                             -          (560)                  -         (560)
  Other (loss) gain                                                   (7)            -               1,905         1,813
                                                             -----------      --------          ----------     ---------
                                                                   1,697           373               6,617        10,820
                                                             -----------      --------          ----------     ---------
(LOSS) INCOME BEFORE INCOME TAXES                               (216,895)       13,378            (148,778)       68,770
PROVISION FOR INCOME TAXES                                        (6,345)       (4,408)            (29,448)      (23,953)
                                                             -----------      --------          ----------     ---------
(LOSS) INCOME BEFORE EXTRAORDINARY GAIN                      $  (223,240)     $  8,970          $ (178,226)    $  44,817
                                                             -----------      --------          ----------     ---------
EXTRAORDINARY GAIN                                                 2,124             -              12,517             -
                                                             ===========      ========          ==========     =========
NET (LOSS) INCOME                                            $  (221,116)       $8,970          $ (165,709)    $  44,817
                                                             ===========      ========          ==========     =========
BASIC NET (LOSS) INCOME PER COMMON SHARE
  (Loss) income before extraordinary gain                    $     (2.64)     $   0.13          $    (2.43)    $    0.65
  Extraordinary gain                                                0.02             -                0.17             -
                                                             -----------      --------          ----------     ---------
  Net (loss) income                                          $     (2.62)     $   0.13          $    (2.26)    $    0.65
                                                             -----------      --------          ----------     ---------
DILUTED NET (LOSS) INCOME PER COMMON SHARE *
  (Loss) income before extraordinary gain                    $     (2.64)     $   0.13          $    (2.43)    $    0.59
  Extraordinary gain                                                0.02             -                0.17             -
                                                             -----------      --------          ----------     ---------
  Net (loss) income                                          $     (2.62)     $   0.13          $    (2.26)    $    0.59
                                                             -----------      --------          ----------     ---------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
(IN THOUSANDS)
  Basic                                                           84,513        68,874              73,240        68,733

  Diluted                                                         84,513        78,976              73,240        78,665
                                                             -----------      --------          ----------     ---------

* In accordance with EITF Issue No. 04-08, The Effect of Contingently Convertible Debt on Diluted Earnings per Share, the diluted earnings per share for the quarter and year ended December 31, 2003 have been restated to include the dilutive effect of convertible debt previously excluded.

QLT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)


                                                                              DECEMBER 31,                 December 31,
(In thousands of United States dollars)                                               2004                         2003
                                                                              ------------                 ------------
(Unaudited)

ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                    $   366,037                    $ 262,408
  Short-term investment securities                                                  13,815                      233,022
  Accounts receivable                                                               56,600                       35,395
  Inventories                                                                       45,899                       26,808
  Current portion of deferred income tax assets                                      4,753                       11,801
  Other                                                                             13,521                       16,150
                                                                               -----------                    ---------
                                                                                   500,625                      585,584
                                                                               -----------                    ---------

PROPERTY, PLANT AND EQUIPMENT                                                       81,674                       43,262
DEFERRED INCOME TAX ASSETS                                                           6,926                            -
INTANGIBLES, NET                                                                   119,600                            -
GOODWILL                                                                           402,518                            -
OTHER LONG-TERM ASSETS                                                               4,906                        5,876
                                                                               -----------                    ---------
                                                                               $ 1,116,249                    $ 634,722
                                                                               ===========                    =========

LIABILITIES
CURRENT LIABILITIES
  Accounts payable                                                             $    12,993                    $   8,683
  Other accrued liabilities                                                         19,528                       13,574
  Deferred revenue                                                                   2,278                        6,594
                                                                               -----------                    ---------
                                                                                    34,799                       28,851

DEFERRED INCOME TAX LIABILITIES                                                     52,171                            -
LONG-TERM DEBT                                                                     172,500                      172,500
                                                                               -----------                    ---------
                                                                                   259,470                      201,351
                                                                               -----------                    ---------

SHAREHOLDERS' EQUITY
COMMON SHARES                                                                      848,498                      395,627
ADDITIONAL PAID IN CAPITAL                                                          92,193                            -
ACCUMULATED DEFICIT                                                               (173,794)                      (8,084)
ACCUMULATED OTHER COMPREHENSIVE INCOME                                              89,882                       45,828
                                                                               -----------                    ---------
                                                                                   856,779                      433,371
                                                                               -----------                    ---------
                                                                               $ 1,116,249                    $ 634,722
                                                                               ===========                    =========

As at December 31, 2004, there were 92,021,572 issued and outstanding common shares and 12,401,263 outstanding options and an outstanding stock warrant to purchase 1,000,000 common shares.

QLT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In accordance with United States generally accepted accounting principles)


                                                                        THREE MONTHS ENDED                YEAR ENDED
(In thousands of United States dollars)                                     DECEMBER 31,                  DECEMBER 31,
                                                                    -------------------------      ------------------------
                                                                          2004           2003           2004           2003
                                                                    ----------       --------      ---------       --------
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                                                   $ (221,116)      $  8,970      $(165,709)     $  44,817
Adjustments to reconcile net income to net cash provided by
operating activities:
    Purchased in-process research and development                      236,000              -        236,000              -
    Amortization of intangibles                                            852              -            852              -
    Depreciation                                                         1,188            875          3,715          3,141
    Write-down of investment                                                 -            560              -            560
    Amortization of deferred financial expenses                            283            275          1,053            397
    Unrealized foreign exchange gain                                   (15,065)       (10,314)       (12,396)        (8,375)
    Extraordinary gain                                                  (2,124)             -        (12,517)             -
    Deferred income taxes                                                1,297          4,408         19,612         23,953
    Restructuring (recovery)                                                 -              -              -           (394)
Changes in non-cash operating assets and liabilities
    Accounts receivable                                                  (596)          1,160        (9,382)          1,254
    Inventories                                                          1,835          3,250            749          2,167
    Other assets                                                         3,237            891          7,219          3,984
    Accounts payable                                                     2,230          3,042            749         (1,038)
    Income taxes payable                                                     -              -           (67)              -
    Accrued restructuring charge                                             -              -              -         (2,437)
    Other accrued liabilities                                            5,036          2,596            162          5,203
    Deferred revenue                                                    (2,751)        (1,853)        (4,845)        (8,251)
                                                                    ----------       --------      ---------       --------
                                                                        10,306         13,860         65,195         64,981
                                                                    ----------       --------      ---------       --------

CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES
   Short-term investment securities                                     27,483         11,609        219,524       (127,719)
   Purchase of property, plant and equipment                            (2,276)        (2,188)       (11,657)        (5,683)
   Purchase of Atrix Laboratories, Inc., net of cash
   acquired                                                           (218,492)             -       (220,626)             -
   Purchase of Kinetek Pharmaceuticals Inc., net
   of cash acquired                                                          -              -         (2,316)             -
                                                                    ----------       --------      ---------       --------
                                                                      (193,285)         9,421        (15,075)      (133,402)
                                                                    ----------       --------      ---------       --------

CASH PROVIDED BY FINANCING ACTIVITIES
   Long-term debt (net)                                                      -            (54)          (123)       167,694
   Issuance of common shares                                             1,247            430         15,205          3,903
                                                                    ----------       --------      ---------       --------
                                                                         1,247            376         15,082        171,597
                                                                    ----------       --------      ---------       --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS            23,654          9,592         38,427         31,094
                                                                    ----------       --------      ---------       --------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                  (158,078)        33,249        103,629        134,270
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                         524,115        229,159        262,408        128,138
                                                                    ----------       --------      ---------       --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                              $366,037       $262,408       $366,037       $262,408
                                                                    ==========       ========      =========       ========

                                                                       EXHIBIT 1

QLT INC.
2004 FOURTH QUARTER CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions of United States dollars, except per share data) (Unaudited)


                                                   Three months          Atrix post merger                       Three months ended
                                                 ended December    operations (November 20                        December 31, 2004
                                                       31, 2004      -  December 31, 2004)       Intangible                    GAAP
                                                            QLT                      Atrix      Adjustments            Consolidated
                                                 --------------    -----------------------      -----------       -----------------
REVENUES
  Revenue from Visudyne(R)                              $  48.1                     $    -         $      -                $   48.1
  Revenue from Atrix                                          -                        4.2                -                     4.2
  Contract research and
  development                                               0.7                        0.8                -                     1.5
                                                        -------                     ------         --------                --------
                                                           48.8                        5.0                -                    53.8
                                                        -------                     ------         --------                --------
COST AND EXPENSES
  Cost of sales                                            (9.2)                      (1.8)               -                   (11.1)
  Research and development                                (14.9)                      (2.2)               -                   (17.2)
  Selling, general and
  administrative                                           (5.0)                      (1.1)               -                    (6.1)
  Depreciation                                             (0.9)                      (0.2)               -                    (1.2)
  Amortization of intangibles                                 -                          -             (0.9)                   (0.9)
  Purchased in-process
  research and development                                    -                          -           (236.0)                 (236.0)
                                                        -------                     ------         --------                --------
                                                          (30.1)                      (5.4)          (236.9)                 (272.4)
                                                        -------                     ------         --------                --------
OPERATING INCOME (LOSS)                                    18.7                       (0.4)          (236.9)                 (218.6)
INVESTMENT AND OTHER INCOME (LOSS)
  Net foreign exchange gains                                0.5                          -                -                     0.5
  Interest income                                           2.5                        0.3                -                     2.8
  Interest expense                                         (1.6)                         -                -                    (1.6)
  Other gains                                                 -                          -                -                       -
                                                        -------                     ------         --------                --------
                                                            1.4                        0.3                -                     1.7
                                                        -------                     ------         --------                --------
INCOME (LOSS) BEFORE INCOME TAXES                          20.1                       (0.2)          (236.9)                 (216.9)
  (Provision for) recovery of
  income taxes                                             (6.9)                       0.3              0.3                    (6.3)
                                                        -------                     ------         --------                --------
INCOME (LOSS) BEFORE EXTRAORDINARY GAIN                    13.2                        0.1           (236.5)                 (223.2)
                                                        -------                     ------         --------                --------
  Extraordinary gain                                        2.1                          -                                      2.1
                                                        -------                     ------         --------                --------
NET INCOME (LOSS)                                       $  15.3                     $  0.1         $ (236.5)               $ (221.1)
                                                        =======                     ======         ========                ========
INCOME (LOSS) PER COMMON SHARE:
  Basic                                                 $  0.22                                                            $  (2.62)
  Diluted                                               $  0.21                                                            $  (2.62)

                                                                       EXHIBIT 2

QLT INC.
2004 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions of United States dollars, except per share data) (Unaudited)

                                                                Atrix post merger
                                               Year Ended              operations                      Year Ended December
                                             December 31,          (November 20 -                                 31, 2004
                                                     2004       December 31, 2004)     Intangible                     GAAP
                                                      QLT                   Atrix     Adjustments             Consolidated
                                             ------------      ------------------     -----------      -------------------
REVENUES
  Revenue from Visudyne(R)                        $ 177.5                   $   -        $      -                 $  177.5
  Revenue from Atrix                                    -                     4.2               -                      4.2
  Contract research and development                   3.6                     0.8               -                      4.4
                                                  -------                   -----        --------                 --------
                                                    181.1                     5.0               -                    186.1
                                                  -------                   -----        --------                 --------
COST AND EXPENSES
  Cost of sales                                     (31.5)                   (1.8)              -                    (33.4)
  Research and development                          (47.8)                   (2.2)              -                    (50.1)
  Selling, general and
  administrative                                    (16.4)                   (1.1)              -                    (17.5)
  Depreciation                                       (3.5)                   (0.2)              -                     (3.7)
  Amortization of intangibles                           -                       -            (0.9)                    (0.9)
  Purchased in-process research and
  development                                           -                       -          (236.0)                  (236.0)
                                                  -------                   -----        --------                 --------
                                                    (99.2)                   (5.4)         (236.9)                  (341.5)
                                                  -------                   -----        --------                 --------
OPERATING INCOME (LOSS)                              81.9                    (0.4)         (236.9)                  (155.4)
INVESTMENT AND OTHER INCOME (LOSS)
  Net foreign exchange gains                          0.8                       -               -                      0.8
  Interest income                                     9.8                     0.3               -                     10.1
  Interest expense                                   (6.3)                      -               -                     (6.3)
  Other gains                                         1.9                       -               -                      1.9
                                                  -------                   -----        --------                 --------
                                                      6.4                     0.3               -                      6.6
                                                  -------                   -----        --------                 --------
INCOME (LOSS) BEFORE INCOME TAXES                    88.2                    (0.2)         (236.9)                  (148.8)
  (Provision for) recovery of
  income taxes                                      (30.1)                    0.3             0.3                    (29.4)
                                                  -------                   -----        --------                 --------
INCOME (LOSS) BEFORE EXTRAORDINARY GAIN              58.2                     0.1          (236.5)                  (178.2)
                                                  -------                   -----        --------                 --------
  Extraordinary gain                                 12.5                       -               -                     12.5
                                                  -------                   -----        --------                 --------
NET INCOME (LOSS)                                 $  70.7                   $ 0.1        $ (236.5)                $ (165.7)
                                                  =======                   =====        ========                 ========
INCOME (LOSS) PER COMMON SHARE:
  Basic                                           $  1.02                                                         $ (2.26)
  Diluted                                         $  0.95                                                         $ (2.26)


                                                                       EXHIBIT 3

QLT INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2004 FOURTH QUARTER RECONCILIATION OF GAAP EARNINGS TO
ADJUSTED PRO FORMA NON-GAAP EARNINGS
(In millions of United States dollars, except per share data) (Unaudited)



                                                             Atrix pre-merger                              Three months
                                             Three months          operations                                     ended
                                                    ended  (October 1, 2004 -                              December 31,
                                             December 31,        November 19,                             2004 Adjusted
                                                     2004               2004)                                 Pro Forma
                                                     GAAP               Atrix        Adjustments            Non-GAAP(1)
                                             ------------   -----------------        -----------          -------------
REVENUES
   Revenue from Visudyne(R)                       $  48.1              $    -             $    -                 $ 48.1
   Revenue from Atrix                                 4.2                 4.3                  -                    8.5
   Contract research and development                  1.5                 1.6                  -                    3.2
   Licensing, marketing rights, and                     -                 1.3               (1.1) (a)               0.2
   milestones
                                                  -------             -------             ------                 ------
                                                     53.8                 7.3               (1.1)                  60.0
                                                  -------             -------             ------                 ------
COST AND EXPENSES
   Cost of sales                                    (11.1)               (2.3)              (0.3) (b)             (13.6)
   Research and development                         (17.2)              (12.7)              10.9  (c)             (19.0)
   Selling, general and administrative               (6.1)               (3.2)               1.5  (d)              (7.8)
   Depreciation                                      (1.2)               (0.4)              (0.1) (e)              (1.7)
   Amortization of intangibles                       (0.9)                  -               (1.0) (f)              (1.9)
   Purchased in-process research and               (236.0)                  -              236.0  (g)                 -
   development
                                                  -------             -------             ------                 ------
                                                   (272.4)              (18.6)             247.0                  (44.0)
                                                  -------             -------             ------                 ------
OPERATING (LOSS) INCOME                            (218.6)              (11.4)             245.9                   15.9
INVESTMENT AND OTHER INCOME (LOSS)
   Net foreign exchange gains (losses)                0.5                (0.0)                 -                    0.5
   Interest income                                    2.8                 0.4               (1.2) (h)               2.0
   Interest expense                                  (1.6)                  -                  -                   (1.6)
   Other gains                                          -                   -                  -                      -
                                                  -------             -------             ------                 ------
                                                      1.7                 0.5               (1.2)                   1.0
                                                  -------             -------             ------                 ------
(LOSS) INCOME BEFORE INCOME TAXES                  (216.9)              (10.9)             244.7                   16.9
   (Provision for) recovery of income                (6.3)                  -                0.9 (i)               (5.5)
   taxes
                                                  -------             -------             ------                 ------
INCOME (LOSS) BEFORE EXTRAORDINARY GAIN            (223.2)              (10.9)             245.5                   11.4
                                                  -------             -------             ------                 ------
   Extraordinary gain                                 2.1                   -               (2.1) (j)                 -
                                                  -------             -------             ------                 ------
NET (LOSS) INCOME                                  (221.1)              (10.9)             243.4                   11.4
                                                  =======             =======             ======                 ======
(LOSS) INCOME PER COMMON SHARE:
   Basic                                          $ (2.62)                                                       $ 0.12
   Diluted                                        $ (2.62)                                                       $ 0.12
   Add back amortization of acquired                                                                               0.01
   intangibles net of related tax
                                                                                                                 ------
DILUTED INCOME PER COMMON SHARE LESS EFFECT OF ACQUIRED
INTANGIBLES(1)                                                                                                   $ 0.13
                                                                                                                 ------


      Adjustments:
     (a) Removes licensing fees and milestone revenue related to deferred revenue recorded at fair value upon merger.
     (b) Increases cost of sales as a result of recording inventory at fair value upon merger.
     (c) Removes pre-merger compensation expenses related to terminated employees and accelerated vesting of stock options recorded by Atrix.

     (d) Removes merger-related expenses, patent maintenance expenses, and compensation expenses related to terminated employees and accelerated vesting of stock options recorded by Atrix in the pre-merger period.
     (e) Increases depreciation as a result of recording property, plant and equipment at fair value.
     (f)  Records additional amortization of acquired intangibles.
     (g) Removes purchased in-process research and development charge as a non-recurring item.
     (h) Removes foregone interest income from cash consumed in the merger and harmonization of treasury investment policies.
     (i)  Removes tax impact of adjustments (b), (e), (f) and (h).
     (j) Removes extraordinary gain related to Kinetek acquisition as a non-recurring item.

     Note 1
     The adjusted pro forma non-GAAP financial measures presented above are utilized by QLT's management to gain an understanding of the performance of the Company as a result of the merger. The adjusted pro forma non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. The Company believes that the adjusted pro forma non-GAAP financial measures are useful because they provide information that may be relevant to obtaining an understanding of the trends of the Company or the prospects of future performance.

                                                                       EXHIBIT 4

QLT INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2004 RECONCILIATION OF GAAP EARNINGS TO ADJUSTED PRO FORMA
NON-GAAP EARNINGS
(In millions of United States dollars, except per share data) (Unaudited)


                                                                             Atrix
                                                                        pre-merger
                                                                        operations                           Year Ended
                                                                       (January 1,                             December
                                                        Year Ended          2004 -                             31, 2004
                                                      December 31,    November 19,                             Adjusted
                                                              2004           2004)                            Pro Forma
                                                              GAAP           Atrix      Adjustments         Non-GAAP(1)
                                                      ------------    ------------      -----------         -----------
REVENUES
   Revenue from Visudyne(R)                                $ 177.5           $   -           $    -             $ 177.5
   Revenue from Atrix                                          4.2            34.4                -                38.6
   Contract research and development                           4.4            15.3                -                19.8
   Licensing, marketing rights, and                              -             7.8             (7.4) (a)            0.4
   milestones
                                                           -------           -----           ------             -------
                                                             186.1            57.5             (7.4)              236.2
                                                           -------           -----           ------             -------
COST AND EXPENSES
   Cost of sales                                             (33.4)          (15.5)            (1.0) (b)          (49.9)
   Research and development                                  (50.1)          (35.9)            10.9  (c)          (75.1)
   Selling, general and administrative                       (17.5)          (11.3)             2.8  (d)          (25.9)
   Depreciation                                               (3.7)           (2.4)            (0.8) (e)           (6.9)
   Amortization of intangibles                                (0.9)              -             (6.6) (f)           (7.5)
   Purchased in-process research and                        (236.0)              -            236.0  (g)              -
   development
                                                           -------           -----           ------             -------
                                                            (341.5)          (65.2)           241.3              (165.4)
                                                           -------           -----           ------             -------
OPERATING (LOSS) INCOME                                     (155.4)           (7.7)           233.9                70.8
INVESTMENT AND OTHER INCOME (LOSS)
   Net foreign exchange gains                                  0.8             0.3                -                 1.2
   Interest income                                            10.1             2.4             (8.0) (h)            4.6
   Interest expense                                           (6.3)              -                -                (6.3)
   Other gains (losses)                                        1.9             0.7             (2.7) (i)           (0.1)
                                                           -------           -----           ------             -------
                                                               6.6             3.5            (10.6)               (0.5)
                                                           -------           -----           ------             -------
(LOSS) INCOME BEFORE INCOME TAXES                           (148.8)           (4.2)           223.3                70.3
   (Provision for) recovery of income taxes                  (29.4)              -              6.3  (j)          (23.2)
                                                           -------           -----           ------             -------
(LOSS) INCOME BEFORE EXTRAORDINARY GAIN                     (178.2)           (4.2)           229.5                47.1
                                                           -------           -----           ------             -------
   Extraordinary gain                                         12.5               -            (12.5) (k)              -
                                                           -------           -----           ------             -------
NET (LOSS) INCOME                                           (165.7)           (4.2)           217.0                47.1
                                                           =======           =====           ======             =======


                                                                             Atrix
                                                                        pre-merger
                                                                        operations                           Year Ended
                                                                       (January 1,                             December
                                                        Year Ended          2004 -                             31, 2004
                                                      December 31,    November 19,                             Adjusted
                                                              2004           2004)                            Pro Forma
                                                              GAAP           Atrix      Adjustments         Non-GAAP(1)
                                                      ------------    ------------      -----------         -----------
(LOSS) INCOME PER COMMON SHARE:
   Basic                                                   $ (2.26)                                              $ 0.51
   Diluted                                                 $ (2.26)                                              $ 0.50
   Add back amortization of acquired                                                                               0.04
   intangibles net of related tax
                                                                                                                 ------
DILUTED INCOME PER COMMON SHARE LESS
EFFECT OF ACQUIRED INTANGIBLES(1)                                                                                $ 0.54
                                                                                                                -------

Adjustments:
(a) Removes licensing fees and milestone revenue related to deferred revenue recorded at fair value upon merger.
(b) Increases cost of sales as a result of recording inventory at fair value upon merger.
(c) Removes pre-merger compensation expenses related to terminated employees and accelerated vesting of stock options recorded by Atrix.
(d) Removes merger-related expenses, patent maintenance expenses, and compensation expenses related to terminated employees and accelerated vesting of stock options recorded by Atrix in the pre-merger period.
(e) Increases depreciation as a result of recording property, plant and equiment at fair value.
(f)  To record full year of amortization of acquired intangibles.
(g) Removes purchased in-process research and development charge as a non-recurring item.
(h) Removes foregone interest income from cash consumed in the merger and harmonization of treasury investment policies.
(i) Removes milestone payment from former business and gain on sale of investments that would have been liquidated.
(j)  Removes tax impact of adjustments (b), (e), (f) and (h).
(k) Removes extraordinary gain related to Kinetek acquisition as a non-recurring item.

Note 1
The adjusted pro forma non-GAAP financial measures presented above are utilized by QLT's management to gain an understanding of the performance of the Company as a result of the merger. The adjusted pro forma non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. The Company believes that the adjusted pro forma non-GAAP financial measures are useful because they provide information that may be relevant to obtaining an understanding of the trends of the Company or the prospects of future performance.

QLT Inc. will hold an investor conference call to discuss year-end results and 2005 guidance on Wednesday, February 23 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at 1-800-395-0403, access code 3471375.

ABOUT QLT INC.

QLT Inc. is a global biopharmaceutical company specializing in developing treatments for cancer, eye diseases and dermatological and urological conditions. We have combined our expertise in the discovery, development, commercialization and manufacture of innovative drug therapies with our unique technology platforms to create highly successful products such as Visudyne(R) and Eligard(R).

For more information, visit the company Web site at www.qltinc.com.

                                      -30-

QLT INC.:
Vancouver, Canada
Therese Hayes / Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of sanofi-aventis.

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

A full explanation of how the Company determines and recognizes revenue from Visudyne sales is contained in the financial statements contained in the Company's periodic reports on Form 10-Q and 10-K, under the heading "Significant Accounting Policies -- Revenue Recognition". Visudyne sales are product sales by Novartis under its alliance with QLT.

Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: the Company's projections of: 2005 sales of Visudyne, 2005 sales of Eligard, total annual 2005 sales and 2005 adjusted (non-GAAP) earnings per share; the statements setting out the Company's expectations as to: 2005 revenues, 2005 research and development expenses, 2005 selling, general & administrative expenses and 2005 year end cash reserves; and statements which contain language such as:
"assuming", "prospects", "future", "projects", "expects" and "outlook". Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Factors that could cause actual events or results to differ materially include, but are not limited to: the risk that future sales of Visudyne, Eligard and other products of the Company may be less than expected, the Company's future operating results are uncertain and likely to fluctuate, currency fluctuations in primary markets might impact financial results, uncertainty of and timing of pricing and reimbursement might limit the future sales of Visudyne, Eligard and other products of the Company, clinical development programs might not be successful, the timing, expense and uncertainty associated with the development and regulatory approval process for the Company's products and technologies, the Company's dependence on third parties to develop and commercialize certain product candidates, the ability of the Company to manufacture certain of its products at its facility in Fort Collins, Colorado, the Company's reliance on third-parties for the manufacture of Visudyne and other products, the Company's reliance on third-parties for the continued supply of light source and light delivery devices for Visudyne therapy, the timing and impact of new products launches by competitors, the outcome of the pending patent litigation against the Company might be unfavorable and have an adverse impact on the Company's financial results, the Company's dependence on third-parties to market Visudyne, Eligard and other products, general competitive conditions within the biotechnology and drug delivery industry, general economic conditions and other factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

                                                                   Page 13 of 13